  EXHIBIT 10.1

PURCHASE AGREEMENT

This Agreement, including all Exhibits attached hereto and incorporated herein ("Agreement") is entered into on this December 13, 2013 by and between (1) At Home Health Services LLC, ("At Home Health") an Illinois limited liability company in good standing, and All Staffing Services, LLC, ("All Staffing") an Illinois limited liability company in good standing, both of 9435 Bormet Drive, Suite 1, Mokena IL 60448 (jointly referred to herein as the "Subject LLCs"), by Rose Gallagher, individually and as Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 ("Gallagher"), and (2) Accelera Innovations, Inc., a Delaware Corporation in good standing, now of 20511 Abbey Drive, Frankfort, IL 60423 (hereinafter referred to as "Purchaser or Accelera").

WITNESSETH:

WHEREAS, At Home Health Services LLC is an Illinois limited liability company in good standing, whose only member in trust and sole manager is Rose Gallagher;

WHEREAS, At Home Health Services is engaged in the business of providing home health care services for mental health, seniors, children, skilled nursing, therapists, wellness education, physical assistance, and special care situations;

WHEREAS, All Staffing Services, LLC is an Illinois limited liability company in good standing, whose only member and manager is Rose Gallagher;

WHEREAS, All Staffing Services, LLC is engaged in the business of providing staffing for clerical and industrial positions.

WHEREAS, Purchaser is a Delaware corporation in good standing;

WHEREAS, Purchaser is engaged in the business of information technology;

WHEREAS, Purchaser represents that it has an effective S-1 Registration with the SEC and intends to become a publicly traded company which will be providing services nationally in the kinds of business areas in which the Subject LLCs are presently engaged;

WHEREAS, Purchaser desires to acquire the membership interests of Gallagher in the Subject LLCs;

Exhibit 10.1 -- Page 1

WHEREAS, Purchaser intends to be the sole member of a management service organization “(“AT HOME HEALTH MANAGEMENT LLC”) which will manage the business of the Subject LLCs;

WHEREAS, the Subject LLCs agree to enter into a contract with AT HOME HEALTH MANAGEMENT LLC to manage the business affairs of the Subject;

WHEREAS, Purchaser desires that the Subject LLCs' businesses grow during the term of this Agreement so that they may have greater value upon acquisition by Purchaser;

WHEREAS, Purchaser desires that certain employees of the Subject LLCs enter into employment agreements with the Subject LLCs or Accelera as a condition of this Agreement;

WHEREAS, Purchaser desires that certain employees of the Subject LLCs enter into employment agreements with AT HOME HEALTH MANAGEMENT LLC or ACCELERA;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

IT IS HEREBY AGREED as follows:

1.           Sale of Membership Interests.

Gallagher agrees to sell her membership interests in At Home Health Services LLC and All Staffing Services, LLC, and Purchaser does agrees to purchase the membership interests in At Home Health Services LLC and All Staffing Services, LLC upon the terms and conditions hereinafter set forth.

2.           Consideration and Deposits.

Consideration to Gallagher shall consist of a basic payment of $1,420,000.00 to Gallagher or her assignee, with deposits made as follows:

A.
Purchaser shall deposit by wire transfer to a bank account selected by Gallagher the sum of  FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) within ninety (90) days of the Initial Closing Date (as hereinafter defined);

B.	Purchaser shall deposit by wire transfer to a bank account selected by Gallagher the sum of FOUR HUNDRED TWENTY THOUSAND DOLLARS ($420,000.00) within eight (8) months of the Initial Closing Date;

C.
Purchaser shall deposit by wire transfer to a bank account selected by Gallagher a sum equal to the Net Accounts Receivable (as hereafter defined) within twelve (12) months of the Initial Closing Date; and

D.	Purchaser shall deposit by wire transfer to a bank account selected by Gallagher the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) within eighteen (18) months of the Initial Closing Date.

Exhibit 10.1 -- Page 2

E.
For all purposes of this Agreement, “Net Accounts Receivable” shall mean the amount applicable to the Subject LLCs as of the Initial Closing Date equal to (a) the bank account balances plus (b) accrued accounts receivable balances, plus (c) a proration through the Initial Closing Date of the prepaid expenses, bonds, and licensing fees of the Subject LLCs, plus (d) an amount equal to the security deposit on the lease for the Business Address (as hereafter defined), minus (d) the balance of the accounts payables of the Subject LLCs as of the Initial Closing Date.  For the above purposes, the terms accounts receivable and accounts payable shall be determined in accordance with standard accounting principles.

3.           AT HOME HEALTH MANAGEMENT LLC and Business Growth

In an effort to promote faster growth of the Subject LLCs' businesses so that their value will be maximized at the Final Closing, the parties agree to jointly determine what, if any, monies the Purchaser will provide to AT HOME HEALTH MANAGEMENT LLC for use by AT HOME HEALTH MANAGEMENT LLC in promoting the success of the Subject LLCs.

4.           Deposit of Receipts.

The Subject LLCs agree that they will deposit all of their receipts in an account of AT HOME HEALTH MANAGEMENT LLC pursuant to the terms of the agreement between the Subject LLCs and AT HOME HEALTH MANAGEMENT LLC.

5.           Deposits Upon Breach.

All deposits made by Purchaser as described in Article 2 above are non-refundable to Purchaser and shall be deemed as consideration for services performed.  All amounts, including but not limited to any accounts receivables of the Subject LLCs, in any AT HOME HEALTH MANAGEMENT LLC account from any source shall become the property of the Subject LLCs upon breach of the terms of this Agreement by Purchaser.  Upon full compliance with the terms of this Agreement, all amounts then in any AT HOME HEALTH MANAGEMENT LLC account shall be distributed to Purchaser.

6.	Closings.

A.	The Initial Closing date is December 12, 2013, and the closing shall occur at 21322 Kildare Avenue, Matteson IL 60443; and

B.	The Final Closing date is June 12, 2015 at Gallagher's office in Mokena IL.

Exhibit 10.1 -- Page 3

C.	Deliveries at Initial Closing:

1.	Joint Deliveries:

i)	Agreement between the Subject LLCs and AT HOME HEALTH MANAGEMENT LLC;

ii)	Employment agreements between AT HOME HEALTH MANAGEMENT LLC or ACCELERA and Rose Gallagher and Daniel Gallagher.

iii)	Escrow Agreement with irrevocable powers of attorney, and bills of transfer regarding AT HOME HEALTH MANAGEMENT LLC membership interests.

  2.           By Gallagher

i)	Copies of executed employment agreements between (a) the Subject LLCs or Accelera and (b) Rose Gallagher and Daniel Gallagher in the forms attached hereto as Exhibit "A";

iii)	Copy of Asset List attached hereto as Exhibit "B";

iv)	Documentation that the Subject LLCs are in good standing as Illinois limited liability companies;

v)	Copies of the Subject LLCs' Articles of Organization, as amended if amended, and Operating Agreements, as amended if amended; and

vi)	Executed resolutions of the Subject LLCs approving of this transaction;

vii)	Bills of transfer of membership interests in the Subject LLCs to be held by the Escrowee;

  3.           By Purchaser:

i)	Documentation that Purchaser is in good standing as a Delaware corporation; and

ii)	Copies of the Purchaser's Articles of Incorporation, as amended if amended, and By-Laws, as amended if amended; and

ii)	Executed resolution of Purchaser's Shareholders and Directors approving of this transaction;

iii)	Bills of transfer of membership interests in AT HOME HEALTH MANAGEMENT LLC to be held by the Escrowee. and

Exhibit 10.1 -- Page 4

D.           Deliveries at Final Closing:

  1.           By Gallagher:

i)	Evidence that the two mortgages which are the subject of this agreement have been paid in full;

iii)	Documentation that the Subject LLCs are in good standing as Illinois limited liability companies;

iv)	Copies of the Subject LLCs' Articles of Organization, as amended if amended, and Operating Agreements, as amended if amended;

v)	Executed resolutions of the Subject LLCs approving of this transaction;

vi)	Bills of transfer transferring Gallagher's membership interests in the Subject LLCs to Purchaser;

vii)	All business records of the Subject LLCs (while maintaining copies of same as may be needed for tax or other legal matters);

viii)	Possession of real and personal property owned by the Subject LLCs; and

ix)	State UCC searches showing no encumbrances on assets of the Subject LLCs.

2.	By Escrowee:

i)	All bills of transfer held by the Escrowee to be delivered to Purchaser;

ii)	All business records of Escrowee to be delivered to Purchaser;

  3.           By Purchaser:

i)	Wire transfer of $500,000.00 to an account to be identified by Gallagher

ii)	Documentation that Purchaser is in good standing as a Delaware corporation; and

iii)	Copies of the Purchaser's Articles of Incorporation, as amended if amended, and By-Laws, as amended if amended; and

iv)	Executed resolution of Purchaser's Shareholders and Directors approving of this transaction;

Exhibit 10.1 -- Page 5

7.           Operation of Subject LLCs' Businesses.

Gallagher agrees, as Manager of the Subject LLCs and of AT HOME HEALTH MANAGEMENT LLC, to operate the businesses of the Subject LLCs in the same manner as they have been operated heretofore, subject to the conditions contained in the Escrow Agreement, and will diligently promote the growth of such businesses in an efficient and productive manner.  Gallagher agrees that the Subject LLCs will not sell assets, except as is normal in the ordinary course of their business, nor borrow monies, nor incur encumbrances except as may be reasonably required to facilitate the operation and growth of such businesses.

8.           SEC Approval.

Purchaser represents that it has filed all documents required to obtain approval by the Securities and Exchange Commission to be a publicly traded company and Purchaser has received any approvals needed from the SEC to operate as a publicly traded company.  Failure to maintain such approvals shall be deemed to be a default by Purchaser of an essential term of this Agreement.

9.           Listing On NASDAQ

Purchaser represents that it has filed all documents required to obtain approval by NASDAQ to be listed and traded on the NASDAQ Exchange as a publicly traded company (and not as an over-the-Counter stock).  Failure to be listed on the NASDAQ Exchange within ONE HUNDRED TWENTY (120) days of Initial Closing Date shall be deemed to be a default by Purchaser of an essential term of this Agreement.

10.           Default by Purchaser.

The following events shall also be deemed to be a default by the Purchaser:

A.	Failure of Purchaser to make any deposit as described in Article 2 above by its due date;

B.	Failure of Purchaser to perform any other Purchaser obligation under the terms of this Agreement, unless such failure is cured within twenty (20) calendar days of Gallagher sending Purchaser Notice of such failure;

C.	Failure of the Purchaser to provide sufficient funds to pay the salaries specified in their employment agreements;

D.
Purchaser filing a petition in bankruptcy to be adjudicated as a voluntary bankrupt; or filing a similar petition under any insolvency act; or making an assignment for the benefit of its creditors; or consent to the appointment of a receiver of itself or of the whole or of any substantial part of its property; or file a petition or answer seeking reorganization or arrangement of itself under any Federal bankruptcy laws or any other applicable federal or state statute;

Exhibit 10.1 -- Page 6

E.
Entry of a court order adjudicating Purchaser as a bankrupt or appointing a receiver or trustee of Purchaser or of any substantial portion of Purchaser's assets, or approving reorganization or arrangement of Purchaser under any Federal or state law, which order is not vacated within ninety (90) days of its entry;

F.	Purchaser admission in writing of its inability to pay its debts generally as they become due;

G.	If any material representation made by Purchaser in writing is found to be false or incorrect in any material way or materially misleading at the time it was made;

H.	Failure to obtain my the Initial Closing date and maintain through the Term of this Agreement SEC approval of the Purchaser's common stock to be publicly traded;

I.	Failure to be listed on the NASDAQ Exchange as a publicly traded company within four (4) months of the Initial Closing Date and to remain so listed throughout the term of this Agreement;

J.	Encumbering or transferring any material portion of its property in such a way that it would materially negatively impact the value of its assets; and

11.           Default by Gallagher.

The following events shall be deemed to be a default by the Gallagher:

A.
Gallagher or either of the Subject LLCs filing a petition in bankruptcy to be adjudicated as a voluntary bankrupt; or filing a similar petition under any insolvency act; or making an assignment for the benefit of its creditors; or consent to the appointment of a receiver of itself or of the whole or of any substantial part of its property; or file a petition or answer seeking reorganization or arrangement of itself under any Federal bankruptcy laws or any other applicable federal or state statute;

B.
Entry of a court order adjudicating Gallagher or either of the Subject LLCs as a bankrupt or appointing a receiver or trustee of any of them or of any substantial portion of any of their assets, or approving reorganization or arrangement of Purchaser under any Federal or state law, which order is not vacated within ninety (90) days of its entry;

C.	If any material representation made by Gallagher in writing is found to be false or incorrect in any material way or materially misleading at the time it was made;

D.	Encumbering or transferring any material portion of its property in such a way that it would materially negatively impact the value of its assets; and

E.
Failure to perform any other obligation of Gallagher pursuant to the terms of this Agreement, unless such failure is cured within twenty (20) calendar days of Purchaser sending Gallagher Notice of such failure.

12.           Cure Periods.

Except for Deposits specified in Article 2 above, and unless otherwise specifically provided otherwise in this Agreement, the cure period for the failure to perform any obligation of a party pursuant to the terms of this Agreement shall be twenty (20) calendar days after sending Notice of such failure to the failing party.

Exhibit 10.1 -- Page 7

13.           Expenses.

Each party shall bear its own costs of accounting and legal services in connection with this Agreement.

14A.           Hold Harmless.

Seller does hereby indemnify and reimburse Purchaser for and shall hold and save Purchaser harmless from and against all liabilities, debts, taxes, costs, claims, expenses, actions or causes of action, losses, damages of any kind whatsoever (including costs of litigation, investigation, and reasonable attorney's fees, but not including standard accounts receivable and accounts payable amounts) now existing or that may hereafter arise from or grow out of Seller's operation and/or ownership of Seller's Company prior to the Initial Closing Date, either directly or indirectly, other than for ordinary business expenses incurred in the operation of the Subject LLCs.

14B.           Hold Harmless.

Purchaser does hereby indemnify and reimburse Seller for and shall hold and save Seller harmless from and against all liabilities, debts, taxes, costs, claims, expenses, actions or causes of action, losses, damages of any kind whatsoever (including costs of litigation, investigation, and reasonable attorney's fees, but not including standard accounts receivable and accounts payable amounts) that may hereafter arise from or grow out of Purchaser's operation and ownership of Purchaser's business after the Final Closing, either directly or indirectly.

15.           Representations and Warranties.

A.	Gallagher represents and warrants that:

(a)	the Subject LLCs are in good standing as Illinois limited liability companies;

(b)	the Subject LLCs have and will continue to have during the term of this Agreement all the required permits and licenses required to conduct the businesses in which they are engaged,

(c)	the Subject LLCs own the tangible assets which are used in the conduct of their businesses, except as specifically otherwise stated in writing to Purchaser,

(d)
copies of all financial statements and records for the Subject LLCs requested by Purchaser have been provided to Purchaser, and all such documents provided are true and correct copies of the originals of such documents;

(e)	the Subject LLCs have not since September 1, 2012 and will not during the term of this Agreement revise their methods of doing business, accounting, or financial reporting,

Exhibit 10.1 -- Page 8

(f)	Gallagher and the Subject LLCs will comply with all governmental requirements during the term of this Agreement, and

(g)	Gallagher is legally authorized to and has full authority to execute this Agreement and bind the Subject LLCs to the terms of this Agreement.

B.	Purchaser represents and warrants that:

(a)	it is in good standing as a Delaware corporation;

(b)	it has and will continue to have during the term of this Agreement all the required permits and licenses required to conduct the businesses in which it is engaged,

(c)	it has filed all of the necessary documentation to obtain approval from the Securities and Exchange Commission to be traded as a publicly traded company;

(d)
copies of all financial statements and records for Purchaser requested by Gallagher have been provided to Gallagher, and all such documents provided are true and correct copies of the originals of such documents;

(e)	Purchaser will comply with all governmental requirements during the term of this Agreement, and

(f)
Purchaser and the persons executing this Agreement are legally authorized to and have full authority pursuant to properly authorized corporate resolutions to execute this Agreement and bind the Purchaser to the terms of this Agreement.

16.           Real Estate.

A.
Gallagher owns real estate at 9436 Steger Road, Frankfort IL 60423 ("Gallagher Property"), which has two loan/mortgages on it at the present time in the total amount of approximately $420,000.00 ("Mortgages"), and Gallagher agrees to not obtain any other mortgage or encumbrance on the Gallagher Property, except for a possible refinance of the current loans which would be for an amount not exceeding the amount of the current loans on the Gallagher Property;

B.
Gallagher is leasing the business property at 9435 Bormet Drive, Suite 1, Mokena IL 60448 ("Business Address") at $1,800.00 per month on a five (5) year lease commencing on August 1, 2009, with rent increases of $100.00 per month on each renewal date, and with options to extend such lease; and

C.	The Business Address shall remain the principal business location of the Subject LLCs during the term of the Employment Contracts referenced below.

Exhibit 10.1 -- Page 9

17.           Employment Contracts.

The Subject LLC's or Accelera will prior to Initial Closing execute a three (3) year employment contract with Rose Gallagher and Daniel Gallagher as described in Exhibit "A" attached hereto.

18.           Assets of the Subject LLCs.

Attached hereto as Exhibit "B" is a list of the current assets of the Subject LLCs, including information, where applicable, regarding any leases or encumbrances which may relate to any such assets.  Gallagher warrants that assets will not be sold, encumbered, or acquired by the Subject LLCs except in the normal and customary conduct of the businesses of the Subject LLCs during the term of this Agreement.

19.           Confidentiality.

The parties agree that the terms and conditions of this Agreement and its exhibits are confidential between the parties and may not be disclosed to any third persons without the written consent of both parties except to the extent necessary to perform the obligations of this Agreement or as required by law or as already known in the public domain.

20.           Litigation.
Gallagher represents that there is no litigation or proceedings pending to the her knowledge against or relating to the Subject LLCs other than as has been disclosed to Accelera in writing (which includes two workers compensation cases being handled by insurance carriers, including an action by Rosealinda and an action by Angelique Stegall); nor does she know nor have reasonable grounds to know of any basis of any additional action or governmental investigation relative to the Subject LLCs, or their properties or businesses.

21.           Notices.

Any notice or demand required or desired to be given under this Agreement shall be in writing and shall be personally served or in lieu of personal service may be given at the addresses and/or fax numbers set forth herein or otherwise known to the parties.  Any party may change its address or fax number by giving notice in accordance with the provisions of this section.

Such notice shall be deemed as received on the third business day after mailing by certified mail; or on the day after being sent next day delivery by a recognized overnight delivery service; or on the day sent by facsimile transmission provided that the sender can show proof of such transmission and provided that an original of such notice is mailed by first class or certified mail, proper postage prepaid, within two business days of such facsimile transmission.

Exhibit 10.1 -- Page 10

Notices may be sent as follows or as otherwise directed by either party:

Rose Gallagher	Accelera Innovations, Inc.
At Home Health Services LLC	Attn: Geoff Thompson
All Staffing Services, LLC	20511 Abbey Drive
9435 Bormet Drive	Frankfort IL 60423
Suite 1
Mokena IL 60448
Phone: 708/478-5454	Phone: 866/866-0758
Fax: 708/478-6575	Fax: 708/478-5457

22.           Miscellaneous.

(a)           This Agreement, together with its Exhibits attached hereto and made a part hereof, constitutes the entire agreement between the parties and supersedes and takes precedence over any prior agreement(s) between the parties, whether written or oral.  This Agreement may be modified or altered only by the prior written consent of all parties or their legal representatives.  The failure of any party to enforce any provision of this Agreement shall not be construed as a modification or waiver of any of the terms of this Agreement, nor prevent that party from enforcing each and every term of this Agreement at a later time.  This Agreement shall be construed according to the laws of the State of Illinois and any litigation relating to this Agreement shall be commenced in Will County, Illinois.

(b)           All the agreements, representations, warranties, indemnifications and undertakings herein contained shall survive the Initial Closing of this transaction and shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, executors, administrators, successors, and assigns, as though they were in all cases named.

(c)           In the event of litigation between the parties relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for the prevailing party's costs of enforcing this Agreement through an appeals process, including reasonable attorneys' fees and expenses.

(d)           In the event that any of the provisions or portions of this Agreement are held to unenforceable or invalid by any court of competent jurisdiction, the validity of the remaining portions and provisions shall not be affected, and thereby held to be enforceable and valid and the balance of the Agreement shall be construed to and any invalidated section may be rewritten by a court of law to achieve the intent of the invalidated portion as nearly as is legally possible.

(e)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.  Multiple copies of this Agreement may be separately executed by the parties and shall together constitute one Agreement.

(f)           The parties do not intend to confer any benefit hereunder on any person or party other than the parties hereto and their successors as described herein.

Exhibit 10.1 -- Page 11

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written,

Seller:		Purchaser,
Accelera Innovations, Inc.

by:	/s/ Rose Gallagher	by:	/s/ John Wallin
	Rose Gallagher, individually and as		John Wallin, President
Trustee of Rose M. Gallagher Revocable
Trust dated November 30, 1994, and as
	Sole Manager and Member of At Home	by:	/s/ James Millikan
	Health Services LLC and All Staffing		James Millikan, Secretary
Services, LLC

Exhibit 10.1 -- Page 12

Exhibit A

EMPLOYMENT AGREEMENTS WITH AT HOME HEALTH SERVICES LLC

EMPLOYMENT AGREEMENT

This employment Agreement is made and entered into on this December 13, 2013, by and between Accelera Innovations Inc., located at 20511 Abbey Drive, Frankfort, IL 60423 ("Employer"), and Rose M. Gallagher ("Employee").

In consideration of the mutual covenants set forth herein, Employer agrees to hire Employee and Employee agrees to the employment for Employer per the terms and conditions of this Agreement.

I.               DURATION:

This Agreement shall be for a period of three (3) years beginning December 13, 2013.

II.               DUTIES:

Employee shall be employed in the position of President of Accelera’s AT Home Health Care business unit.

The job function of this position is to preside over operations and planning for the Company, including writing and negotiating contracts and bids with governmental and private agencies, implementation of contracts, overseeing financial status of contracts, reviewing and developing company policies and procedures, budgeting, licensing applications and renewals, as well as obtaining Medicare certification, as well as such other duties as are customarily performed a person in such position.
In addition this position is to supervise, manage, and coordinate the needs and operation, primarily being At Home Health Services LLC and All Staffing Services, LLC.

The job function of this position is to preside over operations and planning for the Company, including writing and negotiating contracts and bids with governmental and private agencies, implementation of contracts, overseeing financial status of contracts, reviewing and developing company policies and procedures, budgeting, licensing applications and renewals, as well as obtaining Medicare certification, as well as such other duties as are customarily performed a person in such position.
In addition this position is to supervise, manage, and coordinate the needs and operation, primarily being At Home Health Services LLC and All Staffing Services, LLC.

Exhibit 10.1 -- Page 13

III.               BEST EFFORTS:

Employee shall devote reasonable and necessary time, attention, knowledge, and skills to the interest of Employer's business and shall use his best efforts in doing so.  The parties understand that Employee's primary focus is with At Home Health Services LLC and All Staffing Services, LLC; and Managing the MSO.

IV.               PLACE AND HOURS OF EMPLOYMENT:

Employee agrees that his employment shall be primarily conducted from the Employer's offices in Mokena, IL, although travel may, as circumstances dictate, be necessary to carry out his duties.  Employee will devote as much time as necessary to effectively carry out his duties in a normal, usual, and customary work week.

V.               PERFORMANCE:

Employee shall use his best efforts to maintain and manage all current and future contracts managed by Employer.

VI.               COMPENSATION:

Employee shall be compensated at the rate of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00) per annum, payable beginning on March 12, 2014 and shall be paid biweekly  thereafter.  Employer shall deduct or withhold from said compensation any and all sums required for federal income and social security taxes, as well as any other legitimate tax required by law.  Salary increases shall be based on job performance and shall be renegotiated annually.

As additional consideration, Accelera agrees to give Employee FIVE HUNDRED EIGHTY FIVE THOUSAND (585,000) common shares of Accelera upon mutual execution of this Agreement, to be vested immediately.

As a signing bonus, Accelera agrees to give Employee an option to purchase ONE MILLION (1,000,000) common shares of Accelera at a price of $0.0001 per share, to be vested Two Hundred and Fifty Thousand  (250,000) shares annually for 4 years, beginning March 12, 2014; with final vested shares on March 12, 2017.

VII.               SALARIED STATUS:

Employee understands and agrees that he is a salaried employee of management status, and as such is not entitled to overtime wages unless under special circumstances and specifically agreed to in writing.

Exhibit 10.1 -- Page 14

VIII.               EXPENSE REIMBURSEMENT:

Employee shall be entitled to reimbursement for any and all expenses authorized and reasonably incurred in the performance of the functions of his duties.  Employee must timely provide Employer with an itemized account of all expenditures and with receipts therefor.  Any expenditure exceeding $200.00 shall require prior written authorization.

IX.               BENEFITS:

If or when not provided directly by At Home Health Services LLC and/or All Staffing Services, LLC, Employer will supply or continue payment of Employee's health insurance plan(s) during the term of this Agreement.

X.               VACATION:

Employee is entitled to three (3) weeks paid vacation annually plus all federal and state holidays.

XI.               SICK DAYS:

Employee shall be granted twelve (12) sick days per calendar year, which shall cumulate from year to year.  In the event Employee requires surgery, or additional sick days are required, Employee shall seek prior written approval.

XII.               INSURANCE:

If or when not provided by At Home Health Services LLC and/or All Staffing Services, LLC, Employer shall continue to pay for health insurance and life insurance benefits with the same or better benefits as are currently provided to Employee by At Home Health Services LLC and/or All Staffing Services, LLC

XIII.               TERMINATION/SEVERANCE PACKAGE:

This Agreement shall be in effect for a period of thirty-six (36) months from its execution.

In the event that Employee is terminated for any reason other than malfeasance or criminal conduct that impacts Employer, Employer shall pay Employee within ten (10) days an amount equal to his base salary for the remaining period of time in the term of this Agreement.

Exhibit 10.1 -- Page 15

XIV.               COVENANTS:

Employee agrees to not use, disclose, or communicate in any manner, proprietary information about Employer or At Home Health Services LLC or All Staffing Services, LLC, or their operations, clientele, or any other proprietary information that relates to the business of Employer or At Home Health Services LLC or All Staffing Services, LLC, or their customers, marketing strategies, trade secrets, or other information which is identified in writing to Employee as being "Confidential Proprietary Information".  This section shall not apply to information that is (a) otherwise in the public domain, (b) developed by or already known to Employee, At Home Health Services LLC, or All Staffing Services, LLC, (c) required to be disclosed by any court of law or governmental agency, or (d) that is provided to employees and/or agents of Employer or At Home Health Services LLC or All Staffing Services, LLC, including but not limited to accountants and attorneys.

XV.               NON-SOLICITATION OF CUSTOMERS:

For a period of one (1) year following termination of employment of Employee by Employer for any valid reason, Employer shall not solicit third party customers or clients of Employer.

XVI.               NON-RECRUITMENT OF EMPLOYEES:

For a period of one (1) year following termination of employment of Employee by Employer for any valid reason, Employer shall not recruit any of Employer's employees for the purpose of any third party outside business.

XVII.               RECORDS AND ACCOUNTS:

Employee agrees that all records and accounts maintained during the course of employment pursuant to this Agreement (a) are the property of At Home Health Services LLC and/or All Staffing, LLC, (b) shall remain current, and (c) shall be maintained at Employer's place of business.

XVIII.               RETURN UPON TERMINATION:

Employee agrees that upon termination of this Agreement, he shall return to Employer all of Employer's property, including, but not limited to, intellectual property, trade secret information, customer lists, operation manuals, records, accounts, materials subject to copyright by Employer, Employer trademark or patent protection, customer and Employer information,  credit cards, business documents, reports, and any and all other property of Employer.

Exhibit 10.1 -- Page 16

XIX.               INDEMNIFICATION FOR THIRD PARTY CLAIMS:

Employer agrees to hold harmless, indemnify, defend, and save Employee from and against all claims, liabilities, causes of action, damages, judgments, attorneys' fees, court costs, and expenses which arise out of Employee's normal course of performance of his duties, or occasioned by Employer.

XX.               ATTORNEYS' FEES AND COSTS:

Employee and Employer agree that should any action instituted by either party against the other regarding the enforcement of the terms of this Agreement, the non-prevailing party shall reimburse the prevailing party for the prevailing party's expenses relating to such action, including reasonable attorneys' fees and expenses through all appeals thereof.

XXI.               NOTICES:

Any notice or demand required or desired to be given under this Agreement shall be in writing and shall be personally served or in lieu of personal service may be given at the addresses and/or fax numbers set forth herein or otherwise known to the parties.  Any party may change its address or fax number by giving notice in accordance with the provisions of this Subsection.
Such notice shall be deemed as received on the third business day after mailing by certified mail; or on the day after being sent next day delivery by a recognized overnight delivery service; or on the day sent by facsimile transmission provided that the sender can show proof of such transmission and provided that an original of such notice is mailed by first class or certified mail, proper postage prepaid, within two business days of such facsimile transmission.

Notices may be sent as follows or as otherwise directed by either party:

Employer:	Employee:
Accelera Innovations Inc	Rose M. Gallagher
20511 Abbey Drive
Frankfort IL 60423

XXII.               ENTIRE AGREEMENT:

This Agreement represents the complete and exclusive statement of the Employment Agreement between the Employer and Employee.  No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by the parties concerning this Employment Agreement.

Exhibit 10.1 -- Page 17

XXIII.               PRIOR AGREEMENTS:

This agreement supersedes any and all prior agreements or understandings between the parties involving employment of Employee by Employer, including letters of intent or understanding, except for those documents specifically referred to within this Agreement.

XXIV.               MODIFICATIONS:

Employer and Employee agree that this Agreement constitutes the entirety of the Employment Agreement between the parties.  Any modifications to this Agreement may only be done in writing and must be signed by Employee and an officer of Employee.

XXV.               SEVERABILITY:

To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect, and thereby held to be enforceable and valid; and the balance of this Agreement shall be construed to, and any invalidated section may be rewritten by a court of law to, achieve the intent of the invalidated portion as nearly as is legally possible.

XXVI.               WAIVER OF BREACH:

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach, and shall not be deemed a change in the terms of this Agreement.  No waiver shall be valid unless approved in writing and signed by the waiving party.  The failure of any party to enforce any provision of this Agreement shall not be construed as a modification or waiver of any of the terms of this Agreement, nor prevent that party from enforcing each and every term of this Agreement at a later time.

XXVII.               AMBIGUITIES:

The parties agree that they have had opportunity for legal advice in executing this Agreement, and each party hereto therefore agrees that any ambiguity created by this document will not be construed against the other party.

XXVIII.               CHOICE OF LAW, JURISDICTION, AND VENUE:

Employer and Employee agree that this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois and that should any actions be brought against either party related to the terms or conditions of this Agreement, such actions shall be brought within a court of competent jurisdiction with the Will County, Illinois.

Exhibit 10.1 -- Page 18

XXIX.               STATUTE OF LIMITATIONS:

Each party shall one year following termination of this Agreement to make any claims or institute any causes of action for damages relating to this Agreement.

XXX.               ATTORNEY REVIEW:

Each party warrants and represents that it has had the opportunity to rely on legal advice from an attorney of its choice, so that the terms of this Agreement and their consequences could have been fully read and understood by such party.

XXXI.               ASSIGNMENT:

Employee understands that Employee may assign this Agreement to Accelera, and that its terms shall remain binding on both parties.

XXXII.               COORDINATION WITH ACCELERA:

Employee understands that Employer may direct Employee to perform functions for or on behalf of Accelera and or All Staffing from time to time based on agreement(s) by Employer regarding same.

XXXIII.               MISCELLANEOUS:

This Agreement is binding on the successors, heirs, and assigns of each party hereto.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

Exhibit 10.1 -- Page 19

Dated this December 13, 2013

Employer:	Employee:
Accelera Innovations Inc.

/s/ John Wallin	/s/ Rose M. Gallagher
by: John Wallin, CEO	Rose M. Gallagher

Accepted and obligations of Article VI Agreed to
by Accelera Innovations, Inc. this December 13, 2013

by: /s/ John Wallin	Attest: /s/ James Millikan
John Wallin, CEO	James Millikan, Secretary

Exhibit 10.1 -- Page 20

EMPLOYMENT AGREEMENT

This employment Agreement is made and entered into on this December 13, 2013, by and between Accelera Innovations Inc., located at 20511 Abbey Drive, Frankfort, IL 60423 ("Employer"), and Daniel P. Gallagher ("Employee").

In consideration of the mutual covenants set forth herein, Employer agrees to hire Employee and Employee agrees to the employment for Employer per the terms and conditions of this Agreement.

I.               DURATION:

This Agreement shall be for a period of three (3) years beginning December 13, 2013.

II.               DUTIES:

Employee shall be employed in the position of Director of Marketing and Business Development for At Home Health Services LLC and At Home Health Management LLC.

The job function of this position is to manage and maintain business accounts and relationships, including staffing services accounts and DCFS accounts, and public relations accounts of clients of Employer.

III.               BEST EFFORTS:

Employee shall devote reasonable and necessary time, attention, knowledge, and skills to the interest of Employer's business and shall use his best efforts in doing so.  The parties understand that Employee's primary focus is with At Home Health Services LLC and All Staffing Services, LLC; and the MSO.

IV.               PLACE AND HOURS OF EMPLOYMENT:

Employee agrees that his employment shall be primarily conducted from the Employer's offices in Mokena, IL, although travel may, as circumstances dictate, be necessary to carry out his duties.  Employee will devote as much time as necessary to effectively carry out his duties in a normal, usual, and customary work week.

V.               PERFORMANCE:

Employee shall use his best efforts to maintain and manage all current and future contracts managed by Employer.

Exhibit 10.1 -- Page 21

VI.               COMPENSATION:

Employee shall be compensated at the rate of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) per annum, payable beginning on March 12, 2014 and shall be paid biweekly thereafter.  Employer shall deduct or withhold from said compensation any and all sums required for federal income and social security taxes, as well as any other legitimate tax required by law.  Salary increases shall be based on job performance and shall be renegotiated annually.

As additional consideration, Accelera agrees to give Employee an option to purchase ONE MILLION (1,000,000) common shares of Accelera at a price of $0.0001 per share, to be vested Two Hundred and Fifty Thousand  (250,000) shares annually for 4 years, beginning March 12, 2014; with final vested shares on March 12, 2017.

VII.               SALARIED STATUS:

Employee understands and agrees that he is a salaried employee of management status, and as such is not entitled to overtime wages unless under special circumstances and specifically agreed to in writing.

VIII.               EXPENSE REIMBURSEMENT:

Employee shall be entitled to reimbursement for any and all expenses authorized and reasonably incurred in the performance of the functions of his duties.  Employee must timely provide Employer with an itemized account of all expenditures and with receipts therefor.  Any expenditure exceeding $200.00 shall require prior written authorization.

IX.               BENEFITS:

If or when not provided directly by At Home Health Services LLC and/or All Staffing Services, LLC, Employer will supply or continue payment of Employee's health insurance plan(s) during the term of this Agreement.

X.               VACATION:

Employee is entitled to three (3) weeks paid vacation annually plus all federal and state holidays.

XI.               SICK DAYS:

Employee shall be granted twelve (12) sick days per calendar year, which shall cumulate from year to year.  In the event Employee requires surgery, or additional sick days are required, Employee shall seek prior written approval.

Exhibit 10.1 -- Page 22

XII.               INSURANCE:

If or when not provided by At Home Health Services LLC and/or All Staffing Services, LLC, Employer shall continue to pay for health insurance and life insurance benefits with the same or better benefits as are currently provided to Employee by At Home Health Services LLC and/or All Staffing Services, LLC

XIII.               TERMINATION/SEVERANCE PACKAGE:

This Agreement shall be in effect for a period of thirty-six (36) months from its execution.

In the event that Employee is terminated for any reason other than malfeasance or criminal conduct that impacts Employer, Employer shall pay Employee within ten (10) days an amount equal to his base salary for the remaining period of time in the term of this Agreement.

XIV.               COVENANTS:

Employee agrees to not use, disclose, or communicate in any manner, proprietary information about Employer or At Home Health Services LLC or All Staffing Services, LLC, or their operations, clientele, or any other proprietary information that relates to the business of Employer or At Home Health Services LLC or All Staffing Services, LLC, or their customers, marketing strategies, trade secrets, or other information which is identified in writing to Employee as being "Confidential Proprietary Information".  This section shall not apply to information that is (a) otherwise in the public domain, (b) developed by or already known to Employee, At Home Health Services LLC, or All Staffing Services, LLC, (c) required to be disclosed by any court of law or governmental agency, or (d) that is provided to employees and/or agents of Employer or At Home Health Services LLC or All Staffing Services, LLC, including but not limited to accountants and attorneys.

XV.               NON-SOLICITATION OF CUSTOMERS:

For a period of one (1) year following termination of employment of Employee by Employer for any valid reason, Employer shall not solicit third party customers or clients of Employer.

XVI.               NON-RECRUITMENT OF EMPLOYEES:

For a period of one (1) year following termination of employment of Employee by Employer for any valid reason, Employer shall not recruit any of Employer's employees for the purpose of any third party outside business.

Exhibit 10.1 -- Page 23

XVII.               RECORDS AND ACCOUNTS:

Employee agrees that all records and accounts maintained during the course of employment pursuant to this Agreement (a) are the property of At Home Health Services LLC and/or All Staffing, LLC, (b) shall remain current, and (c) shall be maintained at Employer's place of business.

XVIII.               RETURN UPON TERMINATION:

Employee agrees that upon termination of this Agreement, he shall return to Employer all of Employer's property, including, but not limited to, intellectual property, trade secret information, customer lists, operation manuals, records, accounts, materials subject to copyright by Employer, Employer trademark or patent protection, customer and Employer information,  credit cards, business documents, reports, and any and all other property of Employer.

XIX.               INDEMNIFICATION FOR THIRD PARTY CLAIMS:

Employer agrees to hold harmless, indemnify, defend, and save Employee from and against all claims, liabilities, causes of action, damages, judgments, attorneys' fees, court costs, and expenses which arise out of Employee's normal course of performance of his duties, or occasioned by Employer.

XX.               ATTORNEYS' FEES AND COSTS:

Employee and Employer agree that should any action instituted by either party against the other regarding the enforcement of the terms of this Agreement, the non-prevailing party shall reimburse the prevailing party for the prevailing party's expenses relating to such action, including reasonable attorneys' fees and expenses through all appeals thereof.

XXI.               NOTICES:

Any notice or demand required or desired to be given under this Agreement shall be in writing and shall be personally served or in lieu of personal service may be given at the addresses and/or fax numbers set forth herein or otherwise known to the parties.  Any party may change its address or fax number by giving notice in accordance with the provisions of this Subsection.

Such notice shall be deemed as received on the third business day after mailing by certified mail; or on the day after being sent next day delivery by a recognized overnight delivery service; or on the day sent by facsimile transmission provided that the sender can show proof of such transmission and provided that an original of such notice is mailed by first class or certified mail, proper postage prepaid, within two business days of such facsimile transmission.

Exhibit 10.1 -- Page 24

Notices may be sent as follows or as otherwise directed by either party:

Employer:	Employee:
Accelera Innovations Inc	Daniel P. Gallagher
20511 Abbey Drive
Frankfort IL 60423

XXII.               ENTIRE AGREEMENT:

This Agreement represents the complete and exclusive statement of the Employment Agreement between the Employer and Employee.  No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by the parties concerning this Employment Agreement.

XXIII.               PRIOR AGREEMENTS:

This agreement supersedes any and all prior agreements or understandings between the parties involving employment of Employee by Employer, including letters of intent or understanding, except for those documents specifically referred to within this Agreement.

XXIV.               MODIFICATIONS:

Employer and Employee agree that this Agreement constitutes the entirety of the Employment Agreement between the parties.  Any modifications to this Agreement may only be done in writing and must be signed by Employee and an officer of Employee.

XXV.               SEVERABILITY:

To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect, and thereby held to be enforceable and valid; and the balance of this Agreement shall be construed to, and any invalidated section may be rewritten by a court of law to, achieve the intent of the invalidated portion as nearly as is legally possible.

XXVI.               WAIVER OF BREACH:

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach, and shall not be deemed a change in the terms of this Agreement.  No waiver shall be valid unless approved in writing and signed by the waiving party.  The failure of any party to enforce any provision of this Agreement shall not be construed as a modification or waiver of any of the terms of this Agreement, nor prevent that party from enforcing each and every term of this Agreement at a later time.

Exhibit 10.1 -- Page 25

XXVII.               AMBIGUITIES:

The parties agree that they have had opportunity for legal advice in executing this Agreement, and each party hereto therefore agrees that any ambiguity created by this document will not be construed against the other party.

XXVIII.               CHOICE OF LAW, JURISDICTION, AND VENUE:

Employer and Employee agree that this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois and that should any actions be brought against either party related to the terms or conditions of this Agreement, such actions shall be brought within a court of competent jurisdiction with the Will County, Illinois.

XXIX.               STATUTE OF LIMITATIONS:

Each party shall one year following termination of this Agreement to make any claims or institute any causes of action for damages relating to this Agreement.

XXX.               ATTORNEY REVIEW:

Each party warrants and represents that it has had the opportunity to rely on legal advice from an attorney of its choice, so that the terms of this Agreement and their consequences could have been fully read and understood by such party.

XXXI.               ASSIGNMENT:

Employee understands that Employee may assign this Agreement to Accelera, and that its terms shall remain binding on both parties.

XXXII.               COORDINATION WITH ACCELERA:

Employee understands that Employer may direct Employee to perform functions for or on behalf of Accelera and or All Staffing from time to time based on agreement(s) by Employer regarding same.

XXXIII.               MISCELLANEOUS:

This Agreement is binding on the successors, heirs, and assigns of each party hereto.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

Exhibit 10.1 -- Page 26

Dated this December 13, 2013

Employer:	Employee:
Accelera Innovations Inc.

/s/ John Wallin	/s/ Daniel P.Gallagher
by: John Wallin, CEO	Daniel P. Gallagher

Accepted and obligations of Article VI Agreed to
by Accelera Innovations, Inc. this December 13, 2013

by: /s/ John Wallin	Attest: /s/ James Millikan
John Wallin, CEO	James Millikan, Secretary

Exhibit 10.1 -- Page 27

Exhibit B
ASSET LIST

The list of equipment for AHHS is:
1 Kyocera copier
8 computers with towers and keyboards
1 payroll copier (Xerox)
1 front desk copier (canon)
1 phone system with about 9 phones (brand new, paid for)
1 computer server

The current contracts are:

Standard Com Ed and Nicor  bills
Office lease currently at $1800.00/mo. It renews annually in July for 2 more years and escalates $100.00/month in each of the 2 years, ending at $2000.00/month.

We have no maintenance agreements in effect.

The contracts AHHS currently has are:

Department of Rehabilitation Services (DORS) or (DHS) for disabled people under 65
Department of Children and Family Services (DCFS) and several ancillary divisions ie:
One United Hope
Universal Family Connections
Kaleidoscope
Childrens Home and Aid
Catholic Charities
Casa Central
Hephzibah Childrens
We are in the process of getting signed contracts for the above.
Private clients

The contracts or agreements that ASS has are:

ISS  (Intermodal  Support Services)
KCBX  (Koch Business Solutions, Koch Industries, KCBX Terminals Company)
Ability Plastics

The licenses that AHHS currently holds are:

Home Health Agency License # 1011582
Home Nursing Agency License # is 4000257
Home Services Agency license # is 3000515
NWBOC certified as a women owned business # RCNC 9840

We will get a Medicare license in the near future. We do not have a number as yet.

The license held by ASS is:

The Day and Temporary Labor and Services Agency license # 12-D00434

Exhibit 10.1 -- Page 28